Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Disclosure of Nonpublic Holdings”, “Other Service Providers”, and “Financial Statements” in the Statements of Additional Information, each dated May 1, 2022, and each included in this Post-Effective Amendment No. 394 to the Registration Statement (Form N-1A, File No. 033-11387) of American Beacon Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 28, 2022, with respect to the financial statements and financial highlights of American Beacon AHL Managed Futures Strategy Fund, American Beacon AHL TargetRisk Fund, American Beacon AHL TargetRisk Core Fund, American Beacon Bahl & Gaynor Small Cap Growth Fund, American Beacon Bridgeway Large Cap Growth Fund, American Beacon Bridgeway Large Cap Value Fund, American Beacon Stephens Mid-Cap Growth Fund, and American Beacon Stephens Small Cap Growth Fund (eight of the funds constituting American Beacon Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

April 29, 2022